Exhibit 99.1

Shineco Announces Pricing of $2 Million Underwritten

Public Offering

Beijing, July 12, 2024 (GLOBE NEWSWIRE) – Shineco, Inc. (“Shineco” or the “Company”) (NASDAQ: SISI), a provider of innovative diagnostic medical products and related medical devices, today announced the pricing of its underwritten public offering of 1,869,160 shares of its common stock at a public offering price of $1.07 per share of common stock, for aggregate gross proceeds of approximately $2 million, prior to deducting underwriting discounts and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 280,374 shares of common stock at the public offering price per share, less the underwriting discounts to cover over-allotments, if any. The offering is expected to close on July 15, 2024, subject to satisfaction of customary closing conditions.

EF Hutton LLC is acting as the sole book-running manager for the offering.

The common stock is being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-261229), which was filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on June 10, 2022, and the accompanying prospectus contained therein.

The offering is being made only by means of a prospectus supplement and the accompanying prospectus that form a part of the registration statement. A prospectus supplement describing the terms of the public offering will be filed with the SEC and will form a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to this offering have been filed with the SEC.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting EF Hutton LLC Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@efhutton.com, or by telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Shineco, Inc.

Shineco Inc. (“Shineco” or the “Company”) aims to ‘care for a healthy life and improve the quality of life’, by providing safe, efficient and high-quality health and medical products and services to society. Shineco, operating through subsidiaries, has researched and developed 33 vitro diagnostic reagents and related medical devices to date, and the Company also produces and sells healthy and nutritious foods. For more information about Shineco, please visit www.biosisi.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These statements include, among others, statements regarding the proposed public offering, and the timing of the offering. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on September 28, 2023, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information, please contact:

Shineco,Inc.

secretary@shineco.tech

Mobile: +86-010-68130220

Precept Investor Relations LLC

David J. Rudnick

david.rudnick@preceptir.com

Mobile: +1-646-694-8538